UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2013

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________________________________________________________

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Grants of Stock Appreciation Rights

On April 2, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Farmer Mac approved grants of stock appreciation rights (“SARs”) to the following executive officers of Farmer Mac pursuant to Farmer Mac’s 2008 Omnibus Incentive Plan (the “2008 Plan”), effective as of April 3, 2013 (the “Grant Date”):

Executive Officers
Name	Number of SARs Granted
Timothy Buzby	6,181
Tom Stenson	10,180
R. Dale Lynch	10,180
Stephen Mullery	6,545

Each SAR granted represents the right to receive, upon exercise, an amount equal to the excess, if any, of the fair market value of a share of Farmer Mac’s Class C non-voting common stock (each, a “Share”) on the applicable date of exercise over the grant price. Any amount received upon exercise of SARs is payable in Shares. The grant price for the SARs listed above is $30.20 per Share, which represents the closing price of a Share on the New York Stock Exchange on the Grant Date, in accordance with a policy adopted by the Committee. These SARs will vest in three equal annual installments on each of March 31, 2014, 2015, and 2016, and their expiration date is April 3, 2023 (the “Expiration Date”), which is the tenth anniversary of the Grant Date. Mr. Buzby was awarded fewer SARs than the other executive officers on the Grant Date in consideration of the 8,983 SARs previously awarded to Mr. Buzby on December 6, 2012 in connection with his appointment as Farmer Mac’s President and Chief Executive Officer on October 3, 2012.

For the SARs awarded on the Grant Date, upon a participant’s termination of employment for death or disability (as defined in the 2008 Plan), all unvested SARs will automatically vest and become exercisable and vested SARs will remain exercisable for one year or until the Expiration Date, whichever is earlier.

Upon a participant’s termination of employment for retirement, all unvested SARs will continue to vest as scheduled and vested SARs will remain exercisable for five years or until the Expiration Date, whichever is earlier. For these purposes, retirement is defined as the termination of employment without Cause (as defined in the 2008 Plan, in Farmer Mac’s Executive Officer Severance Plan, or in a participant’s employment agreement, as applicable) after attaining age fifty-five (55) and a combined age and years of employment at Farmer Mac of at least seventy-five (75).

Upon a participant’s termination of employment for any reason other than death, disability, retirement, or for Cause, all unvested SARs will be cancelled immediately and vested SARs will remain exercisable for one year or until the Expiration Date, whichever is earlier. Upon a participant’s termination for Cause, any unexercised SARs, whether vested or unvested, will be cancelled immediately.

The 2008 Plan was previously filed as Exhibit 10.1.2 to Farmer Mac’s Quarterly Report on Form 10-Q filed on August 12, 2008. The form of award agreement for SARs awarded under the 2008 Plan on the Grant Date is attached to this report as Exhibit 10.1. Both of those Exhibits are incorporated in this report by reference.

Grants of Restricted Stock

Also on April 2, 2013, the Committee approved grants of restricted shares of Farmer Mac’s Class C non-voting common stock (the “Restricted Stock”) to the following executive officers and directors of Farmer Mac pursuant to the 2008 Plan, effective as of the Grant Date:

Executive Officers
Name	Number of Shares of Restricted Stock Granted
	Time-Based Vesting	Performance-Based Vesting
Timothy Buzby	9,382	9,382
Tom Stenson	3,863	3,864
R. Dale Lynch	3,863	3,864
Stephen Mullery	2,483	2,484

Directors
Name	Number of Shares of Restricted Stock Granted (Time-Based Vesting)
Dennis Brack	2,020
Chester Culver	2,020
Richard Davidson	2,020
James Engebretsen	2,020
Dennis Everson	2,020
Sara Faivre-Davis	2,020
Thomas Hill	2,020
Mitchell Johnson	2,020
Lowell Junkins	2,020
Clark Maxwell	2,020
James McElroy	2,020
J. Dan Raines	2,020
Bruce Sherrick	2,020
Myles Watts	2,020
Douglas Wilhelm	2,020

The Restricted Stock listed above granted to directors will vest in full on March 31, 2014 or proportionately to the date of any director’s (i) death, (ii) disability, or (iii) involuntary removal from the Board without cause, including replacement as a director by the President of the United States.

The Restricted Stock listed above granted to executive officers as time-based vesting awards will vest in three equal annual installments on each of March 31, 2014, March 31, 2015, and March 31, 2016.

The Restricted Stock listed above granted to executive officers as performance-based vesting awards will vest on March 31, 2016, subject to attainment of the following performance targets:

(a)Fifty percent (50%) of the performance-based vesting Restricted Stock shall vest on March 31, 2016 if it is determined by the Committee that Farmer Mac maintained compliance with all applicable regulatory capital requirements between January 1, 2013 and December 31, 2015, with the

Committee retaining discretion to vest 0% to 100% of this portion of the award based on the Board’s subjective measurement of Farmer Mac’s capital adequacy over that three-year period; and

(b)Fifty percent (50%) of the performance-based vesting Restricted Stock shall vest on March 31, 2016 if it is determined by the Committee that Farmer Mac achieved (i) an annual rate of net charge-offs to the average balance of outstanding guarantees, loans, and commitments less than or equal to 20 basis points for the period starting on January 1, 2013 and ending on December 31, 2015, and (ii) an average percentage of total 90-day delinquencies to guarantees, loans, and commitments of not greater than 2.5% for the period starting on January 1, 2013 and ending on December 31, 2015. For purposes of performing these calculations: (y) “net charge-offs” is defined as charge-offs to Farmer Mac’s allowance for losses net of actual recoveries plus any writedowns on real estate owned (REO) properties and any gains or losses realized upon disposition of REO properties, and (z) average balances are determined by calculating a simple average of reported balances as of the end of each calendar quarter.

Upon an executive officer’s termination of employment for any reason other than (i) death, (ii) disability, or (iii) retirement, unvested Restricted Stock will be cancelled immediately. Upon an executive officer’s death or disability, unvested Restricted Stock will vest immediately. Upon retirement, unvested Restricted Stock will continue to vest as scheduled. For these purposes, retirement has the same meaning used in the SARs award agreements described above.

The form of award agreements for Restricted Stock awarded to executive officers under the 2008 Plan on the Grant Date are attached to this report as Exhibits 10.2 and 10.3. The form of award agreement for Restricted Stock awarded to directors under the 2008 Plan on the Grant Date was previously filed as Exhibit 10.3 to the Current Report on Form 8-K filed on April 6, 2012. All of those Exhibits are incorporated in this report by reference.

Awards of Cash Bonuses

On April 2, 2013, the Committee approved the payment of the following performance-based cash bonuses to Farmer Mac’s executive officers, which were calculated based on targets for Farmer Mac’s earnings, program asset volume, asset quality, and net charge-offs, as well as each individual's leadership and strategic performance, in each case for the period from January 1, 2012 through December 31, 2012, as determined by the Committee:

Name	Cash Bonus Awarded
Timothy Buzby	$432,709.38
Tom Stenson	$399,877.50
Stephen Mullery	$171,937.50

Mr. Buzby's cash bonus for 2012 was determined in accordance with the terms of his December 2012 employment agreement.  75% of the bonus was calculated based on the base salary ($365,000) and the incentive salary target (60%) applicable to Mr. Buzby in his prior role as Chief Financial Officer through October 3, 2012.  The remaining 25% of the bonus was calculated based on the base salary ($500,000) and the incentive salary target (80%) applicable to Mr. Buzby in his current role as Chief Executive Officer.  Those components of the bonus were then multiplied by the total level of incentive achieved for 2012 (163.75%) in the performance measures specified in Farmer Mac's proxy statement filed with the SEC on April 27, 2012.

All equity and cash compensation awarded to executive officers as described above are subject to any recoupment or “clawback” policy as may be adopted by the Board of Directors of Farmer Mac, including to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law or regulation.

Item 9.01.     Financial Statements and Exhibits

(d)    Exhibits:

10.1    Form of SARs Award Agreement for grants made after April 1, 2013.

10.2	Form of Time-Based Restricted Stock Award Agreement for grants made to non-directors after April 1, 2013.

10.3	Form of Performance-Based Restricted Stock Award Agreement for grants made to non-directors after April 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:    /s/ Stephen P. Mullery
Name:    Stephen P. Mullery
Title:     Senior Vice President – General Counsel

Dated:    April 5, 2013